PRESS RELEASE

deltathree Reports Second Quarter 2007 Financial Results

New York, NY - August 2, 2007 - deltathree, Inc. (NASDAQ: DDDC), a leading provider of Voice over Internet Protocol (VoIP) hosted communications solutions for service providers, resellers and end-users worldwide, today announced financial results for the second quarter 2007 ended June 30, 2007.

Second Quarter 2007 Highlights

•	joip powered Panasonic GLOBARANGE hybrid VoIP phones begin pre-launch sales on Amazon.com worldwide and through John Lewis, a leading United Kingdom based department store and online retailer.
•
GLOBARANGE global sales launch on track for 3Q 2007 in 12 countries worldwide: United States, Canada, Brazil, Mexico, Australia, Hong Kong, the United Kingdom, Ireland, Spain, Germany, Austria and Russia.

•	Alaska Communications Systems Group Inc. (ACS), Alaska’s leading integrated communications provider, launched deltathree’s award winning Hosted Consumer VoIP Solution.
•	Substantially completed the integration of the Go2Call service provider and consumer VoIP business assets.

Revenues for the second quarter of 2007 totaled $7.6 million, a decrease of $2.4 million from the $10.0 million reported for the second quarter of 2006. Service provider and reseller revenues accounted for approximately 79.2% of total revenues during the second quarter with 13.1% driven by consumer VoIP revenues and 7.7% related to other business activities.

deltathree reported a GAAP net loss for the second quarter of 2007 of $1.6 million or $(0.05) per share as compared to GAAP net income of $496,000 or $0.02 per share in the second quarter of 2006. Approximately $359,000 of the loss recorded for the second quarter of 2007 was attributable to amortization associated with the purchase of Go2Call in February 2007.

Gross margin for the second quarter of 2007 was 27% compared with a gross margin of 38% for the second quarter of 2006. Gross margins declined primarily as a result of the integration of lower margin revenues related to the acquisition of Go2Call in February of 2007, as Go2call historically carried gross margins that were lower than that of deltathree’s. deltathree has typically maintained a more favorable termination cost structure, combined with more favorable pricing plans. Although the Company has been honoring certain of the original Go2Call pricing plans, the Company is currently focused on driving the newly acquired Go2Call gross margin closer to that of deltathree’s historical levels of the low to mid thirty percent range.

deltathree reported an adjusted EBITDA loss, or earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization, for the second quarter of 2007 of $930,000 or a loss of $(0.03) per share, compared to adjusted EBITDA positive results of $853,000 or $0.03 per share in the second quarter of 2006.

deltathree defines adjusted EBITDA as earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization. The Company uses adjusted EBITDA as a measure of the Company’s operating trends. Investors are cautioned that adjusted EBITDA is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" following the Condensed Consolidated Statements of Operations included in this press release.

As of June 30, 2007, deltathree held approximately $12.4 million in cash, cash equivalents, short and long-term investments as well as restricted cash with no outstanding debt.

During the second quarter of 2007, deltathree carried approximately 181 million retail minutes of VoIP traffic flow across its network from consumers and service providers, up from the 166 million carried during the first quarter of 2007.

deltathree Operational Review

Shimmy Zimels, President and Chief Executive Officer of deltathree, stated, “From a financial perspective, the second quarter of 2007 was a particularly challenging period primarily due to increased costs associated with the ramp of new growth initiatives, such as our new joip solution, combined with the negative impact of increased competition in the direct to consumer VoIP segment of the market and a slower than anticipated ramp in the conversion of Go2Call customers onto the deltathree platform. On the product side we continued to make excellent progress towards our formal worldwide launch of the joip powered line of Panasonic GLOBARANGE hybrid VoIP phones as well as the continued penetration of the service provider market with our Hosted Consumer VoIP Solution, including a new launch with Alaska Communications Systems Group Inc. (ACS), Alaska’s leading integrated communications provider. Building upon these new customer wins, we believe that the up front costs absorbed during the quarter in support of the launch of our new joip consumer platform will provide an additional growth engine as we approach the hard launch of the joip powered Panasonic GLOBARANGE phones.

“Overall, I believe our strategy of focusing on reaching consumers through leading service providers customers with our comprehensive Hosted Consumer VoIP Solution, as well as partners, allows us to dedicate our efforts on the most innovative and high value revenue streams. In the direct to consumer VoIP segment, we continued to see a competitive environment for basic consumer VoIP telephony service and a higher percentage of VoIP minutes across the network to lower priced geographies. Accordingly, we are continuing to increase our presence in lower penetrated and higher margin geographic markets through cost efficient customer acquisition channels. With the integration of the Go2Call assets largely complete and the launch of our new joip consumer brand with Panasonic, we believe we are taking the correct actions to return deltathree to sequential growth and long-term profitability,” concluded Mr. Zimels.

Financial Guidance

Based on lower than anticipated revenues in the first half of 2007, the Company is removing its previously issued full year 2007 revenue guidance of approximately $44.0 million to $47.0 million. The Company is currently reviewing its analysis of the full year expectations based on the upcoming hard launch of its joip consumer offering and other events.

Conference Call Details

The deltathree second quarter 2007 earnings conference call will be webcast live at 10:00 a.m. ET / 7:00 a.m. PT today, August 2, 2007. Investors are invited to listen to the live call by dialing 1-888-428-4472 in the United States or by dialing 1-612-288-0337 when calling internationally. Investors worldwide can also listen to the call live via deltathree’s Website, http://www.deltathree.com. Please go to the Website at least 15 minutes early to register, download, and install any necessary audio software. A replay of the call will also be available through the deltathree corporate Website.

Adjusted EBITDA Financial Disclosure

Investors are cautioned that the adjusted EBITDA, or earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization, information contained in this press release and the attached financial information is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of the Company’s operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. Adjusted EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the Company’s operations. deltathree cautions investors that non-GAAP financial information such as adjusted EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree’s results with the results from other reporting periods and with the results of other companies.

About deltathree

Founded in 1996, deltathree, Inc. is a leading provider of integrated Voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructure. deltathree offers high quality Internet telephony solutions that are viable and cost-effective alternatives to traditional telephone services. Supporting hundreds of thousands of active users around the world, deltathree serves customers through its two primary distribution channels: the Service Provider / Reseller channel and the direct- to-consumer channel. deltathree's advanced solutions offer service providers and resellers a full spectrum of private label VoIP products and services, as well as a back-office suite of services. Utilizing advanced Session Initiation Protocol (SIP) technology, deltathree provides all the components to support a complete VoIP service deployment. deltathree's Consumer Group consists of the award-winning iConnectHere direct-to-consumer offering and joip, the newly formed consumer brand that powers the VoIP service of Panasonic's GLOBARANGE hybrid phone

For more information about deltathree please visit our website: www.deltathree.com

For more information about joip, visit our web site at www.joip.com

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements, including expectations relating to our acquisition of the assets from Go2Call and expected synergies. Among the factors that could cause actual results to differ are: our failure to successfully integrate Go2Call assets and certain personnel into our business and achieve expected synergies; our failure to retain key customers and to retain certain personnel; uncertainty of our future profitability; our ability to expand our revenues from multiple sources and customer bases; our ability to obtain additional capital to finance operations and grow our business; decreasing rates of all related telecommunications services, which could prevent our future profitability; our limited operating history; our acquisition activity could disrupt our ongoing business; the public’s acceptance of VoIP telephony, and the level and rate of customer acceptance of our new products and services; the competitive environment of Internet telephony and our ability to compete effectively; fluctuations in our quarterly financial results; our ability to handle a large number of simultaneous calls; our ability to maintain and operate our computer and communications systems, without interruptions or security breaches; our ability to operate in international markets; our ability to retain key personnel to support our products and ongoing operations; our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of equipment owned and operated by third parties; the uncertainty of future governmental regulation; the need for ongoing product and service development in an environment of rapid technological change; and other risk factors contained in deltathree's periodic reports on file with the SEC and available on the Internet at http://www.sec.gov. Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Investor Relations Contact:	Media Relations Contact:
Erik Knettel	Susan Park
The Global Consulting Group	deltathree, Inc.
(646) 284-9415	(212) 500-4836
ir@deltathree.com	pr@deltathree.com

(Tables follow)

DELTATHREE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
($ in thousands)

	June 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$1,899	$3,790
Restricted cash and short-term investments	9,385	12,067
Accounts receivable, net	1,203	1,286
Prepaid expenses and other current assets	436	444
Inventory	171	155
Total current assets	13,094	17,742
Long-term investments	1,085	1,085

Property and equipment:
Telecommunications equipment	18,206	18,147
Furniture, fixtures and other	647	639
Leasehold improvements	4,848	4,677
Computers hardware & software	8,805	8,474
	32,506	31,937
Less - accumulated depreciation	(29,257)	(28,479)
Property and equipment, net	3,249	3,458

Intangible assets, net	7,102	-

Deposits	110	110
Total assets	$24,640	$22,395

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,665	$2,916
Deferred revenues	864	1,099
Other current liabilities	1,812	1,545
Total current liabilities	5,341	5,560

Long-term liabilities:
Severance pay obligations	297	217
Total liabilities	5,638	5,777

Stockholders' equity:
Class A common stock, $0.001 par value	33	30
Additional paid-in capital	172,447	168,030
Accumulated deficit	(153,478)	(151,442)
Total stockholders' equity	19,002	16,618

Total liabilities and stockholders' equity	$24,640	$22,395

DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($ in thousands, except share and per share data)
	Three Months Ended June 30,		Six Months ended June 30,
	2007	2006	2007	2006
Revenues	$7,602	$9,966	$15,914	$20,715

Costs and operating expenses:
Cost of revenues	5,551	6,166	10,827	13,360
Research and development expenses	1,107	1,044	2,243	2,124
Selling and marketing expenses	1,318	1,271	2,545	2,473
General and administrative expenses	649	732	1,261	1,664
Depreciation and amortization	774	379	1,342	750

Total costs and operating expenses	9,399	9,592	18,218	20,371

Loss from operations	(1,797)	374	(2,304)	344
Interest income, net	175	148	295	277
Net (loss) income before taxes	(1,622)	522	(2,009)	621
Income taxes	17	26	27	37
Net (loss) income	$(1,639)	$496	$(2,036)	$584

Basic net (loss) income per share	$(0.05)	$0.02	$(0.06)	$0.02

Diluted net (loss) income per share	$(0.05)	$0.02	$(0.06)	$0.02

Basic weighted average number of shares outstanding	32,781,545	29,745,897	32,034,837	29,744,860

Diluted weighted average number of shares outstanding	32,781,545	30,604,982	32,034,837	30,640,319

DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
($ in thousands)

	Six months ended June 30,
	2007	2006
Cash flows from operating activities (loss) income for the period	$(2,036)	$584

Adjustments to reconcile (loss) income for the period to net cash used in operating activities
Depreciation and amortization	1,342	750
Stock based compensation	190	244
Provision for losses on accounts receivable	24	-
Increase in liability for severance pay	80	47

Changes in assets and liabilities:
Decrease (increase) in accounts receivable	58	(488)
Decrease (increase) in prepaid expenses and other current assets	8	75
(Increase) decrease in inventory	(16)	6
Decrease in accounts payable	(618)	(323)
(Decrease) increase in deferred revenues	(859)	1,540
Increase in other current liabilities	267	300
	476	2,151
Net cash (used in) provided by operating activities	(1,560)	2,735

Cash flows from investing activities:
Purchase of property and equipment	(531)	(420)
Increase in deposits	-	(2)
Purchase of Go2Call operations, net	(2,509)	-
Net change in short-term investments	2,682	(2,948)
Net cash used in investing activities	(358)	(3,370)

Cash flows from financing activities:
Proceeds from exercise of employee options	27	21
Net cash provided by financing activities	-	21

Decrease in cash and cash equivalents	(1,891)	(614)
Cash and cash equivalents at beginning of period	3,790	3,847
Cash and cash equivalents at end of the period	$1,899	$3,233

Supplemental schedule of cash flow information:
Cash paid for:
Taxes	$17	$24

Supplemental schedule of non cash investing and financing activities:
Acquisition of fixed assets on credit	-	$27
Cancellation of treasury stock	-	$210

Supplemental schedule of acquisition of Go2Call
Fixed assets	$51
Intangible asset	7,652
Accounts payable	(367)
Deferred revenues	(624)
Stock issuance	(4,203)
Total	$2,509

DELTATHREE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
($ in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006

Net (loss) income	$(1,639)	$496	$(2,036)	$584

Depreciation	774	379	1,342	750
Stock Based Compensation	93	100	190	244
Interest Income	175	148	295	277
Taxes	17	26	27	37

Adjusted EBITDA	(930)	853	(772)	1,338

Basic adjusted EBITDA per share (in US$)	$(0.03)	$0.03	$(0.02)	$0.04

Diluted adjusted EBITDA per share (in US$)	$(0.03)	$0.03	$(0.02)	$0.04

Basic weighted average number of shares outstanding	32,781,545	29,745,897	32,034,837	29,744,860

Diluted weighted average number of shares outstanding	32,781,545	30,604,982	32,034,837	30,640,319

Adjusted EBITDA (earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization)

- End -